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Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(212) 672-0380	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Announces Successful Start Up of Full-Scale Commercial Demonstration Fuel Cell Power Plant

- PAFC Plant Using By-Product Hydrogen to Generate Electrical Power at ASHTA Chemicals, Inc. Chlor-Alkali Facility -

Cleveland, Ohio - April 28, 2008 - HydroGen Corporation (Nasdaq: HYDG), a designer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, today announced that the company has successfully started up its full scale 400 kilowatt (kW) commercial demonstration PAFC plant, located at the chlor-alkali facility owned and operated by ASHTA Chemicals, Inc. in Ashtabula, Ohio. The project has been supported in part by funds from the Ohio Department of Development, which provided a grant of $1,250,000 to support design and construction of this plant.

The 400 kW PAFC plant was brought on line on April 26. The plant serves as a field prototype for the multi-megawatt fuel cell plants currently being developed by HydroGen for near term commercial deployment, and is designed to use by-product hydrogen produced by the ASHTA Chemicals, Inc. facility to produce and feed electrical power back to the facility for its internal use. The start-up follows the successful design, engineering and construction of the fuel cell plant at the ASHTA site, and the manufacture, delivery, and installation of the 400 kW PAFC module. The plant will now be taken through a program of testing and optimization that will include tests of all start-up, operational, and shut-down modes at progressively higher power levels, followed by a reliability run to demonstrate system robustness under commercial operating conditions.

John Freeh, HydroGen’s CEO, stated: “The successful start up of the ASHTA demonstration plant is another significant operational milestone for HydroGen. With this start up, we have validated our capability to design, engineer, manufacture, and successfully commission a full scale fuel cell power plant at a representative potential customer site, in a key “hydrogen-available” market segment - the chlor-alkali industry. We believe that plant startup positions us for near term commercial uptake of our multi-megawatt PAFC plants for the chemical industry, while giving us an operating platform from which to improve further the design of our systems. We anticipate bringing prospective customers to the site as early as this week to observe fuel cell operations.”

“I in particular want to thank the leadership and staff of ASHTA Chemicals, Inc., who have supported this project from its inception, and to congratulate the men and women of HydroGen who have worked so diligently to achieve this key milestone. This project would also not have been successful without the support of the State of Ohio, for which we are grateful. We will continue to keep our stakeholders apprised of our progress as we achieve the upcoming milestones in our operational and testing program at ASHTA.”

About HydroGen Corporation

HydroGen Corporation is a manufacturer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. HydroGen’s fuel cell technology, originally developed by Westinghouse Corporation, offers a multi-megawatt, zero-emission power generation product that supports the growth of industrial distributed energy. The Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

About HydroGen LLC

HydroGen LLC is a wholly-owned subsidiary of HydroGen Corporation.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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